Exhibit 1.1

[  ] shares

KINDERCARE LEARNING COMPANIES, INC.

Shares of Common Stock (par value $0.01 per share)

UNDERWRITING AGREEMENT

[•], 2024

GOLDMAN SACHS & CO. LLC

MORGAN STANLEY & CO. LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

KinderCare Learning Companies, Inc., a Delaware corporation (the “Company”), proposes to sell an aggregate of [•] shares (the “Firm Stock”) of Company’s common stock, par value $0.01 per share (the “Common Stock”). In addition, the Company proposes to grant to the underwriters named in Schedule I (the “Underwriters”) attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of [•] additional shares of the Common Stock on the terms set forth in Section 3 (the “Option Stock”). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the “Stock”. This Agreement is to confirm the agreement concerning the purchase of the Stock from KinderCare by the Underwriters.

1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

(a) A registration statement on Form S-1 (File No. 333-281971) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to you as the representatives (the “Representatives”) of the Underwriters. As used in this Agreement:

(i) “Applicable Time” means [•] [A.M.][P.M.] (New York City time) on [•], 2024;

(ii) “Effective Date” means the date and time as of which such registration statement was declared effective by the Commission in accordance with the rules and regulations under the Securities Act;

(iii) “Issuer Free Writing Prospectus” means each “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Stock;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Stock included in such registration statement or filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included in Schedule II hereto, and each Issuer Free Writing Prospectus filed or used by the Company at or before the Applicable Time, other than a road show that is an Issuer Free Writing Prospectus but is not required to be filed under Rule 433 under the Securities Act;

(vi) “Prospectus” means the final prospectus relating to the Stock, as filed with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus, all exhibits to such registration statement and including the information deemed by virtue of Rule 430A under the Securities Act to be part of such registration statement as of the Effective Date;

(viii) “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Securities Act; and

(ix) “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.

Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) under the Securities Act prior to or on the date hereof. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the Company’s knowledge, threatened by the Commission.

(b) The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are reasonably believed to be qualified institutional buyers within the meaning of Rule 144A under the Securities Act, or with institutions that are reasonably believed to be accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Schedule V hereto.

(c) The Company was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Stock, is not on the date hereof and will not be on the applicable Delivery Date (as defined below), an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(d) The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on the applicable Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder.

(e) The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(f) The Prospectus will not, as of its date or as of the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(g) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(h) Each Issuer Free Writing Prospectus listed in Schedule IV hereto, when taken together with the Pricing Disclosure Package, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Issuer Free Writing Prospectus listed in Schedule IV hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(i) No Written Testing-the-Waters Communication, as of the Applicable Time, when taken together with the Pricing Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from such Written Testing-the-Waters Communication listed on Schedule V hereto in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(e).

(j) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder on the date of first use, and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act and rules and regulations thereunder. Each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement or the Prospectus. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives[, except as set forth on Schedule IV hereto]. The Company has retained in accordance with the Securities Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act and the rules and regulations thereunder. The Company has taken all actions necessary so that any “road show” (as defined in Rule 433 under the Securities Act) in connection with the offering of the Stock will not be required to be filed pursuant to the Securities Act and the rules and regulations thereunder.

(k) The Company and each of its Significant Subsidiaries (as defined below) have been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21.1 to the Registration Statement. None of the subsidiaries of the Company (other than the subsidiaries listed in Schedule VI (collectively, the “Significant Subsidiaries”)) is a “significant subsidiary” (as defined in Rule 405 under the Securities Act).

(l) The Company has an authorized capitalization as set forth under the heading “Capitalization” in each of the most recent Preliminary Prospectus and the Prospectus as of the date or dates set forth therein, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and were issued in compliance with applicable federal and state securities laws and not in violation of any preemptive right, resale right, right of first refusal or similar right. Except as disclosed in the most recent Preliminary Prospectus, no options, warrants or other rights to purchase or exchange any securities for shares of the Company’s capital stock are outstanding. All of the issued shares of capital stock or other ownership interest of each Significant Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly authorized and, upon payment and delivery in accordance with this Agreement, will be validly issued, fully paid and non-assessable, will conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus, will be issued in compliance with federal and state securities laws and will be free of statutory and contractual preemptive rights, rights of first refusal and similar rights.

(n) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company.

(o) The issuance and sale of the Stock by the Company, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby and the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Pricing Disclosure Package and the Reorganization described in the Pricing Disclosure Package under the caption “Prospectus Summary—The Reorganization and Our Organizational Structure” (such actions are herein collectively called the “Reorganization”) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the charter or bylaws (or similar organizational documents) of the Company or any of its subsidiaries; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), defaults, breaches, conflicts or violations that would not reasonably be expected to (A) have a Material Adverse Effect or (B) affect the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Stock, or to consummate the transactions contemplated in the Preliminary Prospectus and the Prospectus.

(p) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Stock by the Company, the execution, delivery and performance of this Agreement by the Company, the consummation of the transactions contemplated hereby, the application of the proceeds from the sale of the Stock as described under “Use of Proceeds” in the Pricing Disclosure Package and the Reorganization, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable state or foreign securities laws and/or the bylaws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Stock by the Underwriters.

(q) The historical financial statements (including the related notes) included in the Pricing Disclosure Package comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The summary financial information included in the Pricing Disclosure Package present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Pricing Disclosure Package regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(r) Deloitte & Touche LLP (“Deloitte”), who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Pricing Disclosure Package and who have delivered the Deloitte initial letter referred to in Section 7(g) hereof, were independent public accountants as required by the Securities Act and the rules and regulations thereunder during the periods covered by the financial statements on which they reported contained in the Pricing Disclosure Package.

(s) PricewaterhouseCoopers LLP (“PWC”), who have certified certain financial statements of the Company and its consolidated subsidiaries, whose report appears in the Pricing Disclosure Package and who have delivered the PWC initial letter referred to in Section 7(i) hereof, were independent public accountants as required by the Securities Act and the rules and regulations thereunder during the periods covered by the financial statements on which they reported contained in the Pricing Disclosure Package.

(t) Except as described in the Pricing Disclosure Package, the Company and each of its subsidiaries, taken as a whole, maintain internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte or PWC (as applicable) and the audit committee of the board of directors of the Company (the “Audit Committee”), there were no material weaknesses in the Company’s internal controls, except as disclosed in the Pricing Disclosure Package.

(u) Except as described in the Pricing Disclosure Package, (i) the Company and each of its subsidiaries on a consolidated basis maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to provide reasonable assurance that such information is accumulated and communicated to management of the Company and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(v) Except as described in the Pricing Disclosure Package, since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by Deloitte or PWC (as applicable) and reviewed by the Audit Committee, (i) the Company has not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that would reasonably be expected to adversely affect the ability of the Company or any of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that would reasonably be expected to significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(w) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Estimates and Significant Judgments” set forth in the Pricing Disclosure Package accurately describes in all material respects (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (ii) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(x) To the extent applicable to the Company on the date hereof, there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(y) Except as described in the Pricing Disclosure Package, since the date of the latest audited financial statements included in the Pricing Disclosure Package, neither the Company nor any of its subsidiaries has (i) sustained any loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree (whether domestic or foreign), (ii) issued or granted any securities (other than pursuant to equity incentive plans or similar arrangements described in the Pricing Disclosure Package), (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) declared or paid any dividend on its capital stock, and since such date, there has not been any material change in the capital stock, partnership or limited liability interests, as applicable, or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition (financial position or otherwise), results of operations, stockholders’ equity, properties, management, or business of the Company and its subsidiaries taken as a whole.

(z) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their business and good and marketable title to all personal property owned by them that is material to their business, in each case free and clear of all liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the Pricing Disclosure Package or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(aa) The Company and each of its subsidiaries have, and are operating in compliance with, such permits, licenses, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Pricing Disclosure Package, except for any of the foregoing that would not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Disclosure Package. The Company and each of its subsidiaries have fulfilled and performed all of their respective obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect or except as described in the Pricing Disclosure Package. Neither the Company nor any of its subsidiaries has received written notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, in each case which, individually or in the aggregate, as a result of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(bb) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) the Company and each of its subsidiaries own or possess adequate rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, domain names, and other intellectual property rights in any jurisdiction throughout the world (collectively, “Intellectual Property”) used or held for use in the conduct of their respective businesses as currently conducted, (B) to the Company’s knowledge, neither the Company nor any of its subsidiaries, nor the conduct of their respective businesses infringes, misappropriates, dilutes or otherwise violates or has, in the last six (6) years, infringed, misappropriated, diluted, or otherwise violated any Intellectual Property rights of others, (C) there is no action, suit or proceeding pending or, to the Company’s knowledge, threatened in writing, or written claim by others, against the Company or any of its subsidiaries alleging any infringement, misappropriation, dilution or other violation of any Intellectual Property by the Company or any of its subsidiaries or the conduct of Company’s or any of its subsidiaries’ respective businesses, (D) to the Company’s knowledge, no third party is infringing, misappropriating, diluting or otherwise violating any Intellectual Property owned by the Company or any of its subsidiaries, (E) no action, suit or proceeding is pending or, to the Company’s knowledge, threatened, challenging the validity or enforceability of any Intellectual Property owned by the Company or any of its subsidiaries.

(cc) Except as described in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or, to the Company’s knowledge, of which any property or assets of the Company or any of its subsidiaries is the subject that would, in the aggregate, reasonably be expected to have a Material Adverse Effect or would, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(dd) There are no contracts or other documents required under the Securities Act to be described in the Registration Statement or the Pricing Disclosure Package or filed as exhibits to the Registration Statement, that are not described in all material respects and filed as required. The statements made in the Pricing Disclosure Package, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(ee) The Company and each of its subsidiaries, taken as a whole, carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as are, in the reasonable judgment of the Company, prudent and customary in the businesses in which they are engaged, except as such would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance, except as such would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, other than claims that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(ff) Except as described in the Pricing Disclosure Package, no relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company, on the other hand, that is required to be described under the Securities Act in the Pricing Disclosure Package which is not so described.

(gg) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(hh) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business as described in the Pricing Disclosure Package, except in the case of clauses (ii), (iii) and (iv) above, for such defaults or violations as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) Except as described in the Pricing Disclosure Package, (i) there are no proceedings that are pending, or, to the knowledge of the Company, contemplated, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety (as it relates to exposure to hazardous or toxic substances or waste), the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $300,000 or more will be imposed, (ii) neither the Company nor any of its subsidiaries is aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries or a Material Adverse Effect, and (iii) neither the Company nor any of its subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(jj) Except as would not, in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company.

(kk) (i) Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no failure to meet the minimum funding standard set forth in Sections 412 of the Code and 303 of ERISA, whether or not waived, has occurred or is reasonably expected to occur, (C) no Plan is or is reasonably expected to be in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA), (D) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan or the receipt by the Company or any member of its Controlled Group from the Pension Benefit Guaranty Corporation (“PBGC”) or the Plan administrator of the notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any

Plan, (E) no conditions contained in Section 303(k)(1)(A) of ERISA for the imposition of a lien shall have been met with respect to any Plan, (F) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) and (G) neither the Company or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that it is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except in each case with respect to the events or conditions as set forth in (i) through (v) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ll) The statistical and market-related data included in the Pricing Disclosure Package and the consolidated financial statements of the Company and its subsidiaries included in the Pricing Disclosure Package are based on or derived from sources that the Company believes to be reliable in all material respects.

(mm) The Company is not, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Stock and the application of the proceeds therefrom as described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(nn) The statements set forth in each of the Pricing Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as such statements purport to constitute a summary of the terms of the Stock and under the caption “Material U.S. Federal Income Tax Consequences for Non-U.S. Holders of Our Common Stock,” insofar as they purport to summarize matters of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the limitations, qualifications and assumptions set forth therein, and under the caption “Underwriting (Conflicts of Interest),” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

(oo) Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(pp) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Stock.

(qq) The Company has not sold or issued any securities that would be integrated with the offering of the Stock contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(rr) The Company and its affiliates have not taken, directly or indirectly, any action designed to constitute, or that has constituted, or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the shares of the Stock.

(ss) The Stock has been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution on, The New York Stock Exchange.

(tt) Neither the Company nor any subsidiary is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(uu) Neither the Company nor any of its subsidiaries, any of the Company’s controlled affiliates, any director, officer, nor, to the knowledge of the Company, employees, agents or other person acting on behalf of the Company or any of its subsidiaries or affiliates, has in the course of its actions for, or on behalf of, the Company or any of its subsidiaries: (i) made any unlawful contribution, gift, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful bribe, kickback, rebate, payoff, influence payment, or otherwise unlawfully provided anything of value, to any “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, the “FCPA”)) or domestic government official; or (iii) violated or is in violation of any provision of the FCPA, the Bribery Act 2010 of the United Kingdom, as amended (the “Bribery Act 2010”), or any other applicable anti-corruption or anti-bribery statute or regulation. The Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates, have conducted their respective businesses in compliance with the FCPA, Bribery Act 2010 and all other applicable anti-corruption and anti-bribery statutes or regulations, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance therewith. Neither the Company nor any of its subsidiaries will use directly, or knowingly indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(vv) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions in which the Company or its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, that have been issued, administered or enforced by any governmental agency having jurisdiction over the Company or any such subsidiary (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ww) Neither the Company nor any of its subsidiaries, any of the Company’s controlled affiliates, any director or officer, nor, to the knowledge of the Company, any employee, agent or affiliate of the Company or any of its subsidiaries is: (i) currently the subject or the target of any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority having jurisdiction over the Company or any such subsidiary (collectively, “Sanctions”); or (ii) located, organized or resident in a country or territory that is the subject or target of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea and Syria).

(xx) The Company will not directly, or knowingly indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person, or in any country or territory, that at the time of such financing or facilitation and currently is the subject or target of Sanctions or in any other manner that will result in a violation by any person participating in the transaction of Sanctions.

(yy) The Company and its subsidiaries, (a) have not, since April 24, 2019, engaged in, (b) are not now engaged in, and (c) will not knowingly engage in, any dealings or transactions in violation of Sanctions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions.

(zz) The Company and its subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Money Laundering Laws, Sanctions, and with the representations and warranties contained herein.

(aaa) Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their confidential information (including any personal, personally identifiable, household, sensitive, confidential or regulated data (collectively, “Personal Data”)) and the integrity, continuous operation, redundancy and security of all IT Systems and data used in connection with their businesses as currently conducted, except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to any IT System or Personal Data used in connection with the operation of the Company’s and its subsidiaries’ businesses except as would not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries are presently, and have been for the past five (5) years, in material compliance with all internal policies and contractual obligations relating to the security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(bbb) Except as would not reasonably be expected to have a Material Adverse Effect: (i) the Company and each of its subsidiaries are, and for the past five (5) years have been, in compliance with all applicable data privacy and security laws, statutes, judgements, orders, rules and regulations of any court or arbitrator or any other governmental or regulatory authority and all applicable laws regarding the collection, use, transfer, export, storage, protection, disposal or disclosure by the Company and its subsidiaries of Personal Data collected from or provided by third parties (collectively, the “Privacy Laws”); (ii) the Company and its subsidiaries have in place, comply with, and take commercially reasonable steps reasonably designed to ensure compliance with its privacy policies and third-party obligations regarding Personal Data (collectively, the “Policies”); at all times in the last five (5) years, to the extent required by Privacy Laws or Policies, the Company and its subsidiaries have provided notice of their privacy policy on their websites, which provides accurate and sufficient notice of Company’s and its subsidiaries’ then-current privacy practices relating to its subject matter and such privacy policies do not contain any material omissions of the Company’s or its subsidiaries’ then-current privacy practices; (iii) to the Company’s knowledge, none of such disclosures made or contained in the privacy policies have been inaccurate, misleading, deceptive or in violation of any Privacy Laws or Policies; (iv) to the knowledge of the Company, the execution, delivery and performance of this Agreement or any other agreement referred to in this Agreement will not result in a breach of violation of any Privacy Laws or Policies; (v) neither the Company nor any subsidiary has received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws or Policies; and (vi) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the Company’s knowledge, threatened, or claim by others, alleging non-compliance with Privacy Laws or Policies.

(ccc) No forward looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase of the Stock by the Underwriters. On the basis of the representations, warranties and covenants contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell [•] shares of the Firm Stock to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

In addition, the Company grants to the Underwriters an option to purchase up to [•] additional shares of Option Stock. Such option is exercisable in the event that the Underwriters sell more shares of Common Stock than the number of shares of Firm Stock in the offering and as set forth in Section 4 hereof. Any such election to purchase Option Stock shall be made in proportion to the maximum number of shares of Option Stock to be sold by the Company. Each Underwriter agrees, severally and not jointly, to purchase the number of shares of Option Stock (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of shares of Option Stock to be sold on such Delivery Date as the number of shares of Firm Stock set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of shares of Firm Stock.

The purchase price payable by the Underwriters for both the Firm Stock and any Option Stock is $[•] per share (provided that the purchase price per share of Option Stock shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Stock but not payable on the Option Stock).

The Company is not obligated to deliver any of the Firm Stock or Option Stock to be delivered on the applicable Delivery Date, except upon payment for all such Stock to be purchased on such Delivery Date as provided herein.

3. Offering of Stock by the Underwriters. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions to be set forth in the Prospectus.

4. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at 10:00 A.M., New York City time, on [•], 2024 or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the “Initial Delivery Date”. Delivery of the Firm Stock shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Firm Stock through the facilities of the Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Company by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the shares of Option Stock are delivered is sometimes referred to as an “Option Stock Delivery Date”, and the Initial Delivery Date and any Option Stock Delivery Date are sometimes each referred to as a “Delivery Date”.

Delivery of the Option Stock by the Company and payment for the Option Stock by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Company. On each Option Stock Delivery Date, the Company shall deliver, or cause to be delivered, the Option Stock, to the Representatives for the account of each Underwriter, against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Stock being sold by the Company to or upon the order of the Company of the purchase price by wire transfer in immediately available funds to the accounts specified by the Company. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Company shall deliver the Option Stock through the facilities of DTC unless the Representatives shall otherwise instruct.

5. Further Agreements of the Company and the Underwriters. (a) The Company agrees:

(i) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act prior to the earlier of (i) the Initial Delivery Date and (ii) the Commission’s close of business on the second business day following the date of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; except as provided herein, to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date to which the Representatives reasonably object by written notice to the Company in a timely manner; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

(ii) Upon written request, to furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, and (C) each Issuer Free Writing Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance.

(iv) To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the reasonable judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission.

(v) Prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing (such consent not to be unreasonably withheld, conditioned or delayed).

(vi) Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. If at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Pricing Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) As soon as practicable after the Effective Date (it being understood that the Company shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Company’s fiscal year, 455 days after the end of the Company’s current fiscal quarter), to make generally available to the Company’s security holders (which may be satisfied by filing with the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)) and to deliver to the Representatives (or make available on EDGAR) an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158).

(ix) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided, that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(x) For a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (i) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for Common Stock, (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, or (iii) publicly file or cause to be publicly filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible, exercisable or exchangeable into Common Stock or any other securities of the Company (except the filing by the Company of any registration statement on Form S-8 or any successor form relating to the offering of securities pursuant to the terms of the Company’s equity plans that are described in the Pricing Disclosure Package or the Prospectus) (other than in the case of clauses (i), (ii) and (iii), (A) the Shares to be sold hereunder, (B) pursuant to the Company’s equity plans that are described in the Pricing Disclosure Package or the Prospectus, (C) upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (D) the issuance of Common Stock or other securities to effect the Reorganization, and (E) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Lock-Up Period), without the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, provided, however, that the foregoing restrictions in this Section 5(a)(x) shall not apply to:

(A) the entry into an agreement providing for the issuance by the Company of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with the acquisition by the Company or any of its subsidiaries of the securities, businesses, property or other assets of another person or entity or pursuant to an employee benefit plan assumed by the Company in connection with such acquisition, or the issuance of any such securities pursuant to any such agreement; or

(B) the entry into any agreement providing for the issuance of shares of Common Stock or any security convertible into or exercisable for shares of Common Stock in connection with joint ventures, commercial relationships or other strategic transactions, and the issuance of any such securities pursuant to any such agreement; provided that, in the case of clauses (A) and (B), the number of shares of

Common Stock that the Company may sell or issue or agree to sell or issue pursuant to such clauses (A) and (B) shall not exceed, in the aggregate, 10% of the total number of shares of Common Stock issued and outstanding immediately following the Initial Delivery Date, and the Company shall cause each recipient of such securities to execute and deliver to Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, on or prior to the issuance of such securities, a lock-up letter on the same terms as the Lock-Up Agreement referred to in Section 5(a)(xi) below for the remainder of the lock-up period described in such Lock-Up Agreement.

(xi) The Company shall cause each officer, director and certain other stockholders of the Company to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”).

(xii) The Company will enforce all existing agreements between the Company and any of its securityholders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities in connection with the Company’s initial public offering until, in respect of any particular securityholder, the earlier to occur of (i) the expiration of the Lock-Up Period or (ii) the expiration, which shall not be amended or otherwise modified, of any similar arrangement entered into by such securityholder with the Representatives; to direct the transfer agent to place stop transfer restrictions upon any such securities of the Company that are bound by such existing “lock-up”, “market stand-off”, “holdback” or similar provisions of such agreements for the duration of the periods contemplated in the preceding clause; and not to release or otherwise grant any waiver of such provisions in such agreements during such periods without the prior written consent of the Representatives, on behalf of the Underwriters.

(xiii) If Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver in accordance with FINRA Rule 5131 (which may include by issuing a press release substantially in the form of Exhibit B hereto.

(xiv) To apply the net proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus under the caption “Use of Proceeds.”

(xv) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing pay the Commission the filing fee for the Rule 462(b) Registration Statement.

(xvi) [Reserved].

(xvii) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the- Waters Communication to eliminate or correct such untrue statement or omission. The Company will promptly notify the Representatives of (A) any distribution by the Company of Written Testing-the-Waters Communications and (B) any request by the Commission for information concerning the Written Testing-the-Waters Communications.

(xviii) The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock.

(xix) The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Underwriters’ obligations hereunder to purchase the Stock.

(b) Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information”, as used in this Section 5(b), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

6. Expenses. The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all reasonable expenses, costs, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, and any amendment or supplement thereto, all as provided in this Agreement; (d) the distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) any required review by FINRA of the terms of sale of the Stock (including the reasonable fees and expenses of counsel to the Underwriters, including, for the avoidance of doubt, Morgan Stanley & Co. LLC, in its capacity as “qualified independent underwriter”, which, together with the fees described in (g), in an amount not to exceed $35,000); (f) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (g) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 5(a)(ix) and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable fees and expenses of counsel to the Underwriters which, together with the fees described in (e), in an amount not to exceed $35,000); (h) the preparation, printing and distribution of one or more versions of the Preliminary Prospectus and the Prospectus for distribution in Canada, including in the form of a Canadian “wrapper”; (i) any Independent Underwriter (as defined in Section 8(h)); (j) [Reserved]; (k) the investor presentations on any “road show” or any Testing-the-Waters Communication, undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and 50% of the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in this Section 6 and in Section 12, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

7. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with. If the Company has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b) [Reserved.]

(c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Ropes & Gray LLP shall have furnished to the Representatives its written opinion and negative assurance letter, as counsel to the Company, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives.

(e) The Representatives shall have received from Kirkland & Ellis LLP, counsel for the Underwriters, such opinion and negative assurance letter, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f) At the time of execution of this Agreement, the Representatives shall have received from Deloitte a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof.

(g) With respect to the letter of Deloitte referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “Deloitte initial letter”), the Company shall have furnished to the Representatives a letter (the “Deloitte bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date confirming in all material respects the conclusions and findings set forth in the initial letter.

(h) At the time of execution of this Agreement, the Representatives shall have received from PWC a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof.

(i) With respect to the letter of PWC referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “PWC initial letter”), the Company shall have furnished to the Representatives a letter (the “PWC bring-down letter”) of such accountants, addressed to the Underwriters and dated such Delivery Date confirming in all material respects the conclusions and findings set forth in the initial letter.

(j) The Company shall have furnished to the Representatives a certificate, dated as of the date of this Agreement and as of the Delivery Date, of its Chief Financial Officer as to the accuracy of certain financial information, in form and substance satisfactory to the Representatives.

(k) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chief Executive Officer and its Chief Financial Officer as to such matters as the Representatives may reasonably request, including, without limitation, a statement:

(i) That the representations, warranties and agreements of the Company in Section 1 are true and correct in all material respects (or, where such representations and warranties are already qualified as to materiality, in all aspects) on and as of such Delivery Date, and the Company has complied with all its agreements contained herein and satisfied in all material respects all the conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) That no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;

(iii) That they have examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, and (3) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth; and

(iv) To the effect of Section 7(k) (provided that no representation with respect to the judgment of the Representatives need be made) and Section 7(l).

(l) Except as described in the Pricing Disclosure Package, (i) neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package, any loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, or business of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, individually or in the aggregate, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(m) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s securities by any “nationally recognized statistical rating organization” (as defined by the Commission in Section 3(a)(62) of the Exchange Act) and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Company’s securities.

(n) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) (A) trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange), or (B) trading in any securities of the Company on the New York Stock Exchange, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on the New York Stock Exchange by the Commission, by the New York Stock Exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) or any other calamity or crisis, either within or outside the United States, if the effect of any such event specified in clause (iii) or (iv) in the judgment of the Representatives, makes it impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(o) The New York Stock Exchange shall have approved the Stock for listing, subject only to official notice of issuance and evidence of satisfactory distribution.

(p) The Lock-Up Agreements between the Representatives and the officers, directors and certain stockholders of the Company, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(q) On or prior to each Delivery Date, the Company shall have furnished to the Underwriters such further certificates and documents as the Representatives may reasonably request.

(r) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8. Indemnification and Contribution.

(a) The Company hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by any Underwriter, (D) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock, including any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus and any Written Testing-the-Waters Communication (collectively “Marketing Materials”), or (E) any Blue Sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company for use therein) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Marketing Materials or any Blue Sky Application, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any affiliate, director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights and defenses) by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8 if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the reasonable and documented fees and expenses of such separate counsel shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment in accordance with this Agreement. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(f), then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Morgan Stanley & Co. LLC in its capacity as a “qualified independent underwriter” and all persons, if any, who control Morgan Stanley & Co. LLC within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Stock, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any documented out-of-pocket legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Stock exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of Stock by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraphs relating to stabilization, short positions and penalty bids by the Underwriters appearing under the caption “Underwriting” in, the Pricing Disclosure Package and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

(f) Without limitation of and in addition to its obligations under the other paragraphs of this Section 8, the Company agrees to indemnify and hold harmless Morgan Stanley & Co. LLC (in the capacity described in this paragraph, the “Independent Underwriter”), its affiliates, directors, officers and employees and each person who controls the Independent Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock) to which the Independent Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, the Independent Underwriter’s acting as a “qualified independent underwriter” (within the meaning of FINRA Rule 5121) in connection with the offering contemplated by this Agreement, and agrees to reimburse each such indemnified party promptly upon demand for any legal or other expenses reasonably incurred by them in connection with investigating or defending or preparing to defend any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from the gross negligence or willful misconduct of the Independent Underwriter. The relative benefits received by the Independent Underwriter with respect to the offering contemplated by this Agreement shall, for purposes of Section 8(e), be deemed to be equal to the compensation received by the Independent Underwriter for acting in such capacity. In addition, notwithstanding the provisions of Section 8(e), the Independent Underwriter shall not be required to contribute any amount in excess of the compensation received by the Independent Underwriter for acting in such capacity.

9. [Reserved]

10. Defaulting Underwriters.

(a) If, on any Delivery Date, any Underwriter defaults in its obligations to purchase the Stock that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Stock by the non-defaulting Underwriters or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Stock, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Stock on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company that they have so arranged for the purchase of such Stock, or the Company notifies the non-defaulting Underwriters that it has so arranged for the purchase of such Stock, either the non-defaulting Underwriters or the Company may postpone such Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter,” unless the context requires otherwise, includes any party not listed in Schedule I hereto that, pursuant to this Section 10, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of the Stock that remains unpurchased does not exceed one-eleventh of the total number of shares of all the Stock, then the Company shall have the right to require each non-defaulting Underwriter to purchase the total number of shares of Stock that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of shares of Stock that such Underwriter agreed to purchase hereunder) of the Stock of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of shares of Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Stock of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the total number of shares of Stock that remains unpurchased exceeds one-eleventh of the total number of shares of all the Stock, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Sections 6 and 12 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(i), 7(j) and 7(k) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

12. Reimbursement of Underwriters’ Expenses. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason, or (b) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement (other than those set forth in clauses (i)(A), (ii), (iii) or (iv) of Section 7(k)), the Company will reimburse the Underwriters for all reasonable and documented out-of-pocket expenses (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof and shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

14. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (b) the Underwriters are not acting as advisors, expert or otherwise and are not providing a recommendation or investment advice, to the Company, including, without limitation, with respect to the determination of the public offering price of the Stock, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; (d) the Underwriters and their respective affiliates may have interests that differ from those of the Company; and (e) does not constitute a solicitation of any action by the Underwriters. The Company hereby (x) waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering and (y) agrees that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

15. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: [Syndicate Registration], with a copy to the Legal Department and (ii) Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; and

(b) if to the Company, shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Paul Thompson, with a copy to Katie Gallagher.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC.

16. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 16, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17. Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

18. Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

19. Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

20. Waiver of Jury Trial. The Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

22. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any of the Underwriters that are a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any of the Underwriters that are a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 23, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

KINDERCARE LEARNING COMPANIES, INC.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted:

GOLDMAN SACHS & CO. LLC

MORGAN STANLEY & CO. LLC

For themselves and as Representatives
of the several Underwriters named
in Schedule I hereto
By GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

By MORGAN STANLEY & CO. LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Shares of Firm Stock	Number of Shares of Option Stock
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC
Barclays Capital Inc.
J.P. Morgan Chase & Co.
UBS Securities LLC
BMO Capital Markets Corp.
Deutsche Bank Securities Inc.
Macquarie Capital (USA) Inc.
Robert W. Baird & Co. Incorporated
Loop Capital Markets LLC
R. Seelaus & Co., LLC
Samuel A. Ramirez & Company, Inc.

Total

[SCHEDULE II]

ORALLY CONVEYED PRICING INFORMATION

1.	Public offering price per share: $[•]

2.	Number of Firm Stock offered: [•]

3.	Number of Option Stock offered: [•]

[SCHEDULE III]

ISSUER FREE WRITING PROSPECTUSES – ROAD SHOW MATERIALS

Insert list of certain “road show” materials

[SCHEDULE IV]

ISSUER FREE WRITING PROSPECTUS

Insert list of all “Issuer Free Writing Prospectuses”

[SCHEDULE V]

WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Insert list of all Written Testing-the-Waters Communications

[SCHEDULE VI]

LIST OF SIGNIFICANT SUBSIDIARIES

KinderCare Education LLC

KinderCare Learning Centers LLC

KCE Champions LLC

KinderCare Education at Work LLC

REE Southeast, Inc.

KUEHG Corp.

EXHIBIT A

LOCK-UP LETTER AGREEMENT

GOLDMAN SACHS & CO. LLC

MORGAN STANLEY & CO. LLC

As Representatives of the several

Underwriters named in Schedule I,

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you and certain other firms (the “Underwriters”) named in Schedule I to the Underwriting Agreement (as defined below) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of shares (the “Stock”) of Common Stock, par value $0.01 per share (the “Common Stock”), of KinderCare Learning Companies, Inc., a Delaware corporation (the “Company”), and that the Underwriters propose to reoffer the Stock to the public (the “Offering”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be publicly filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or any other securities of the Company (other than any registration on Form S-8 or such successor form), or (4) publicly disclose the intention to do any of the foregoing for a period commencing on the date hereof and ending on the 180th day after the date of the Prospectus related to the Offering (such 180-day period, the “Lock-Up Period).

The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably would be expected to lead to or result in a sale or disposition of Common Stock or any other securities of the Company even if such Common Stock or other securities of the Company would be disposed of by someone other than the undersigned, including, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option, forward, swap or any other derivative transaction or instrument) with respect to any Common Stock, or any other security of the Company that includes, relates to, or derives any significant part of its value from Common Stock or other securities of the Company.

The foregoing restrictions, including without limitation the immediately preceding sentence, shall not apply to:

(a) transactions relating to shares of Common Stock or other securities acquired in the open market after the completion of the offering;

(b) bona fide gift or gifts, or as charitable contributions;

(c) to any trust for the direct or indirect benefit of the undersigned or the immediate family (as defined below) of the undersigned;

(d) to any immediate family member or dependent of the undersigned, or to a partnership, limited liability company or other entity of which the undersigned and/or any immediate family member of the undersigned is the legal and beneficial owner of all of the outstanding equity securities or similar interests or to any investment fund or other entity which controls or manages or is controlled or managed by, or under common control or management with, the undersigned;

(e) upon death or by will, intestate succession, other testamentary document, or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, provided that no public filing, report or announcement shall be voluntarily made and, if required, any public report or filing under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall clearly indicate in the footnotes thereto that the filing relates to the transfer of shares by will, intestacy or trust, as the case may be;

(f) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (b) through (e) above, provided that if the disposition or transfer would be permissible under clauses (c) and (d) above, no public report or filing (including under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of the undersigned’s shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than a filing on Form 5), and provided further that if the disposition or transfer would be permissible under clause (b) or (e) above, no public filing, report or announcement shall be voluntarily made and, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto the nature of such transaction;

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(g) pursuant to an order of a court or regulatory agency or by operation of law, such as pursuant to a domestic relations order, divorce settlement, divorce decree or separation agreement, provided that no public filing, report or announcement shall be voluntarily made and, if required, any public report or filing under Section 16 of the Exchange Act shall clearly indicate in the footnotes thereto that the filing relates to the transfer of shares pursuant to an order of a court or regulatory agency or by operation of law, as the case may be;

(h) pursuant to a bona fide third party tender offer, merger, purchase, consolidation or other similar transaction that is made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company that has been approved by the board of directors of the Company (and nothing in this Lock-Up Letter Agreement shall prohibit the undersigned from voting in favor of any such transaction or taking any other action in connection with such transaction), provided that in the event that such tender offer, merger, purchase, consolidation or other such transaction is not completed, the undersigned’s shares of Common Stock shall remain subject to the provisions of this Lock-Up Letter Agreement;

(i) to the Company (a) for the payment of the exercise price upon the “cashless” or “net” exercise of an option to purchase shares of Common Stock, or (b) for the payment of tax withholdings (including estimated taxes) due as a result of the exercise of an option to purchase shares of Common Stock or the vesting of restricted stock or restricted stock units, in all such cases; provided that such option, restricted stock or restricted stock unit was granted pursuant to any employment benefit plans or arrangements described in the Prospectus, provided further that any such shares issued upon the exercise or vesting of such option, restricted stock, restricted stock units or other right (in the case of a “cashless” or “net” exercise or payment of tax withholdings, after giving effect to the settlement of such “cashless” or “net” exercise or payment of tax withholdings) shall be subject to the restrictions on transfer set forth herein, and provided further that any filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause, and no other public announcement shall be required or shall be made voluntarily in connection with such transfer;

(j) to the Company in connection with the death, disability or termination of employment, in each case, of the undersigned, provided that any filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership shall indicate in the footnotes thereto that the filing relates to the applicable circumstances described in this clause (j);

(k) the transfer, conversion, reclassification, redemption or exchange of any securities pursuant to the reorganization transactions described in the Prospectus; provided that any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock received in the reorganization transactions remain subject to the terms of this Lock-Up Letter Agreement;

(l) [as a pledge, hypothecation or other granting of a security interest (the “Pledge”) in shares of Common Stock or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, to or for the benefit of lenders or finance counterparties (as well as any security agent, securities intermediary and/or custodian) (collectively, the “Pledgees”) in connection with a bona fide loan (including any margin loan) or other financing transaction provided to the undersigned and/or its affiliates (a “Financing Transaction”); provided that the terms of such Pledge require that, to the extent the Pledgees enforce their security interest during the term of the Lock-Up Period by way of sale, transfer, appropriation or other disposition, each purchaser or transferee (the “Purchaser”) shall sign and deliver a lock-up agreement substantially in the form of this Lock-Up Letter Agreement (prior to or substantially contemporaneously with such sale, transfer, appropriation or other disposition) in respect of the remainder of the Lock-Up Period; and]1

(m) [the sale of Common Stock for the payment of tax withholdings (including estimated taxes), in an amount not to exceed 0.25% of the total outstanding shares of Common Stock at the time of the sale due as a result of this Offering and the reorganization transactions described in the Prospectus.]2

[1]	Only included in lockup for Partners Group. Not included in lock-up signed by directors and officers.
[2]	Applicable to one holder only.

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For purposes of this Lock-Up Letter Agreement, “immediate family” shall mean any relationship by blood, current or former marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a partnership, limited liability company or corporation, the undersigned may transfer the capital stock of the Company to (a) a partner, member or stockholder, as the case may be, of the undersigned, (b) any wholly owned subsidiary of the undersigned, (c) an affiliate (as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) of the undersigned or (d) if a transferee referred to in clauses (a) through (c) above is not a natural person, any direct or indirect partner, member or shareholder of such transferee until the Stock come to be held by a natural person; provided, however, that in any such case, it shall be a condition to the transfer that such transferee (or partner, member or shareholder of such transferee) execute an agreement stating that such transferee (or partner, member or shareholder of such transferee) is receiving and holding such capital stock subject to the provisions of this Lock-Up Letter Agreement and there shall be no further transfer of such capital stock except in accordance with this Lock-Up Letter Agreement, and provided further that any such transfer shall not involve a disposition for value.

For the purposes of clause (i) above, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), which has been approved by the board of directors of the Company, in one transaction or a series of related transactions, to a person or group of affiliated persons (other than an Underwriter pursuant to the Offering), of the Company’s voting securities if, after such transfer, such person or group of affiliated persons would hold more than 50% of the outstanding voting securities of the Company (or the surviving entity).

The undersigned now has, and, except as contemplated by clauses (a) – (k) above, for the duration of this Lock-Up Letter Agreement will have, good and marketable title to the undersigned’s shares of Common Stock, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

In the case of transfers pursuant to clauses (b), (c), (d), (e), (f) and (g) above, it shall be a condition to such transfer that each such transferee, donee or distributee sign and deliver a lock-up agreement substantially in the form of this Lock-Up Letter Agreement, except in the cases of clauses (e) or (g) where a court of competent jurisdiction requires such transfer or distribution be made without such a restriction; provided further that in the case of transfers pursuant to clauses (a), , (c) and (d) above, no public report or filing (including under Section 16(a) of the Exchange Act) reporting a reduction in beneficial ownership of the undersigned’s shares of Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than a filing on Form 5); and provided further in the case of transfers pursuant to clauses (b), (c), (d), (e) and (f) above, any such transfer shall not involve a disposition for value.

4

The restrictions set forth in this Lock-Up Letter Agreement shall not apply to the establishment of a contract, instruction or plan meeting the requirements of Rule 10b5-1 under the Exchange Act for the transfer of the undersigned’s shares of Common Stock, provided that no sale of shares of Common Stock shall occur under such plan and no filing under the Exchange Act or any other public filing or disclosure of such plan shall be made by any person during the Lock-Up Period unless, in any such case, such filing, announcement or other disclosure includes a statement to the effect that no transfer of Common Stock may be made under the plan during the Lock-Up Period.

If Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-Up Letter Agreement for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver in accordance with FINRA Rule 5131 (which may include by issuing a press release substantially in the form of Exhibit B hereto).

In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Company notifies the Underwriters that it does not intend to proceed with the Offering through Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC , if the Underwriters notify the Company that they do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Stock, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including, without limitation, market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned hereby consents to receipt of this Lock-Up Letter Agreement in electronic form and understands and agrees that this Lock-Up Letter Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Lock-Up Letter Agreement, such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this Lock-Up Letter Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

5

This Lock-Up Letter Agreement and any transaction contemplated by this Lock-Up Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

This Lock-Up Letter Agreement shall automatically terminate upon the earlier to occur, if any, of (1) the date of the filing with the Commission of a notice of withdrawal of the Registration Statement on Form S-1 (which covers the Stock) pursuant to Rule 477 promulgated under the Securities Act, (2) the Company advises Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC in writing prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (3) Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC advise the Company in writing prior to the execution of the Underwriting Agreement, that the Underwriters have determined not to proceed with the Offering, (4) the termination of the Underwriting Agreement before the sale of any Stock to the Underwriters, (5) the Underwriting Agreement is executed but is terminated (other than the provisions thereof that survive termination) prior to payment for and delivery of the Stock to be sold thereunder, or (6) November 1, 2024, in the event that the Underwriting Agreement has not been executed by that date.

[Signature page follows]

6

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs and executors (in the case of individuals), personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:
Title:

Dated:

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EXHIBIT B

Form of Press Release

KINDERCARE LEARNING COMPANIES, INC.

[Insert date]

KINDERCARE LEARNING COMPANIES, INC., a Delaware corporation (the “Company”) announced today that Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, the lead book-running managers in the Company’s recent public sale of [•] shares of common stock and the other underwriters of such offering whose consent is required are [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [insert date], and the shares may be sold or otherwise disposed of on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.